Exhibit 10.4

Addendum to Hugh McTavish – Squarex, LLC, Independent Contractor Agreement and

Hugh McTavish – IGF Oncology, LLC, Independent Contractor Agreement

This Agreement between Hugh McTavish and Squarex, LLC, memorializes an understanding between the parties and revises the Independent Contractor Agreement between Squarex and Hugh McTavish dated January 1, 2016 (the Squarex-McTavish Independent Contractor Agreement).

Hugh McTavish is and has been President of both Squarex, LLC, and IGF Oncology, LLC, since at least January 1, 2016. The two companies received major investment from the same investor and have similar ownership structures. Currently, Hugh McTavish owns a majority of LLC Units in each company.

The Squarex-McTavish Independent Contractor Agreement dated January 1, 2016, specifies McTavish is to be paid $6,700 per month starting on May 1, 2016;

McTavish separately entered into an Independent Contractor Agreement with IGF Oncology, LLC, dated January 1, 2016, (the McTavish-IGF Oncology Independent Contractor Agreement) that specifies McTavish is to be paid $9,329.66 per month from January 1, 2016, for work for IGF Oncology.

Whereas McTavish expended approximately equal effort for each of the two companies, prior to May 1, 2018, it was determined and agreed between McTavish and the Boards of both companies that his pay should be equal from both companies and each of the two companies therefore began paying McTavish $8,015 per month.

Since October 1, 2019, McTavish’s pay from Squarex has been unpaid and has been accruing without interest and continues to accrue without interest. Squarex agrees to pay Mr. McTavish’s accrued back pay when it has the funds to do so.

Since May 1, 2018, McTavish’s pay from IGF Oncology has been unpaid and has been accruing without interest and continued to accrue without interest up to December 31, 2022. From January 1, 2022, forward Hugh McTavish shall be paid $2,000 per month as President of IGF Oncology, that pay currently accruing without interest. IGF Oncology agrees to pay Mr. McTavish’s accrued back pay when it has the funds to do so.

Signature Page to Follow

Addendum to McTavish Independent Contractor Agreements with IGF and Squarex

/s/	1/3/2022
Hugh McTavish	Date

/s/	1/31/2022
Gary Hildebrand	Date
Director, Squarex, LLC

/s/	1/29/2022
Arkadiusz Dudek	Date
Director, Squarex, LLC

/s/	1/31/2022
Gary Hildebrand	Date
Director, IGF Oncology, LLC

/s/	1/29/2022
Arkadiusz Dudek	Date
Director, IGF Oncology, LLC